U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SHOW AT HOME, INC.
                 (Name of Small Business Issuer in its charter)

Nevada                      6700                           88-0453800
(State or Jurisdiction      (Primary Standard              (I.R.S. Employer
Incorporation or            Industrial Code Number)        Identification No.)
Organization)

3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253. (Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, A PC., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253, fax: (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.
?


CALCULATION OF REGISTRATION FEE

Title of each      Amount to be       Proposed        Proposed     Amount of
class of           Registered         maximum         maximum      registration
securities to                         offering price  aggregate    fee
be registered                         per unit        offering
                                                      price

Common shares      2,000,000          $0.05           $100,000.00  $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                [1]




                          Initial Public Offering
                               Prospectus
                            SHOW AT HOME, INC.
                     2,000,000 shares of Common Stock
                              $0.05 per share

Registrant
Show at Home, Inc.
3360 West Sahara Avenue, Suite 200
Las Vegas, NV 89102

Registrant's Attorney
Shawn F. Hackman a P.C.
3360 W. Sahara, Suite 200
Las Vegas, NV  89102
Tele:  (702) 732-2253    Fax: (702) 940-4006

_________________________
The Offering


                            Per Share    Total
Public Price                $0.05        $100,000

Proceeds to
Show at Home                $0.05        $100,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities  to  be  registered  is  Common  Shares.

The amount to be registered is 2,000,000 shares.


This  investment involves  a  high degree of Risk.  You should purchase shares
only if you can afford a complete  loss.   Please  consider carefully the risk
factors contained in this prospectus.

Neither  the  Securities  and  Exchange  Commission  nor  any state securities commission has approved or disapproved of  these  securities  or determined if
this prospectus is truthful or  complete.   Any representation to the contrary
is a criminal offense.

Show at Home is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

                                   [2]

TABLE OF CONTENTS                                               				PAGE
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . 4

RISK FACTORS. . . . . . . . . . . . . . . . . . .. . . . . . . . . .5

INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419. . . . . . . . . . . . . . . . . . . . . .13

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .15

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . .16

DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . 18

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . .21

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS
AND CONTROL PERSONS. . . . . . . . . . . . . . . . . . . . . . . . .21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .22

INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . . . .24
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES. . . . . . . . . . . . . . . . . . . 24

ORGANIZATION WITHIN LAST FIVE YEARS. . . . . . . . . . . . . . . . .25

DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . .25

PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . . . . . . .26

DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . .33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . 33
MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .34

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . 34

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 34-44


Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               [3]



Prospectus Summary


Corporate Information

Show at Home, Inc. was incorporated under the laws of Nevada on February 24th, 2000. Show at Home's current address is 3360 West Sahara Avenue., Las Vegas,
NV  89102. Show at Home's sole officer and director  is  Ms.  Claudia Voelkel.

Business.

Show at Home is a blank check company subject to Rule 419. Show at Home was organized as a vehicle to acquire or merge with another business or company.
Show at Home has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Ms.
Voelkel, however, is always looking for potential merger candidates.

Show  at  Home has  been in the developmental stage since inception and has no
operations to date.   Other  than issuing shares to its original shareholders,
Show at Home never commenced any operational activities. Show at Home would be defined as a blank check "shell" company.


The Offering.

Show at Home is conducting a blank check offering pursuant to Rule 419. A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest - bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses.
Subscribers will not be able to obtain return of their  funds while in escrow.
There will be a minimum purchase  of 5000 shares at $250.00.


                               [4]




Risk Factors

The securities offered are highly speculative in nature and involve a high degree of risk. Only persons who can afford to lose their entire investment should purchase them. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in the prospectus.

Rule 419 contains restrictive provisions on the sale of shares.

Rule 419 generally requires that the securities  to  be  issued  and the funds received in a blank check offering be deposited and held in an escrow  account
until an acquisition meeting specified  criteria  is  completed.   Before  the
acquisition  can be completed and before  the  funds  and  securities  can  be released,  the  issuer  in  a  blank  check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Show at Home is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of her investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Show at Home's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.

Investors are prohibited from selling or offering to sell shares held in escrow.

According  to  Rule 15 g - 8  as  promulgated  by the S.E.C. under the amended
Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares sheld in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.


Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations.

As a result of management's broad discretion with respect to the specific application of the net proceeds of the offering, the offering can be characterized as a blank check offering. Although substantially all of the net proceeds of the offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Show at Home without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Show at Home relating to the specific allocation of the net proceeds of the offering do not guarantee Show at Home will achieve its business objectives.

                                   [5]

The ability to register shares is limited.

The  ability to  register or qualify for sale the shares for both initial sale and secondary trading  is  limited  because  a  number  of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities  of  blank  check issuers,
such as Show at Home, within that state.   In addition, many states, while not
specifically  prohibiting  or  restricting  blank  check  companies,  may  not register the shares for sale in their states.  Because of such regulations and other restrictions, Show at Home's selling efforts,  and  any secondary market which  may  develop,  may  only be conducted in those jurisdictions  where  an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered.


Show at Home has had no operating revenue to date and may not become profitable.

Show at Home has had no operating history nor any revenues or earnings from operations. Show at Home has no significant assets or financial resources.
Show at Home will, in all likelihood; sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. The may result in Show at Home incurring a net operating loss which will increase continuously until Show at Home can consummate a business combination with a profitable business opportunity. Show at Home may not be able to identify such a business opportunity and consummate such a business combination.


Success of Show at Home's business operations may depend on management outside of Show at Home's control.

The  success  of  Show  at  Home's proposed plan of operation will depend to a great  extent  on  the  operations,  financial condition and management of the
identified  business  opportunity.   While management intends to seek business
combinations  with  entities having established operating histories, there can be no assurance that Show  at  Home  will be successful in locating candidates meeting  such  criteria.  In the event  Show  at  Home  completes  a  business combination,  the  success  of Show at Home's operations may be dependent upon management of  the  successor  firm or venture partner firm and numerous other factors beyond Show at Home's control.

                                   [6]

Show at Home is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.

Show  at  Home  is and will continue to be an insignificant participant in the business of seeking  mergers  with,  joint  ventures  with and acquisitions of small private entities.  A large number  of  established  and  well - financed
entities,  including  venture  capital   firms,  are  active  in  mergers  and
acquisitions of companies that may be  desirable target candidates for Show at
Home.  Nearly all such entities have significantly greater financial resources, technical  expertise  and  managerial  capabilities than  Show  at  Home  and, consequently, Show at Home will be at a competitive disadvantage in identifying
possible   business  opportunities  and  successfully  completing  a  business
combination.   Moreover,  Show  at  Home  will  compete  in  seeking merger or acquisition candidates with numerous other small public companies.


Show at Home has no agreement for a merger nor any standards set for acceptable candidates for merger.

Show at Home has no arrangement, agreement  or  understanding  with respect to engaging in a merger  with,  joint  venture  with or acquisition of, a private entity.  Show at Home  may  not  be  successful in identifying  and evaluating
suitable business   opportunities  or  in  concluding  a business combination.
Management has  not  identified  any  particular industry or specific business within an industry for evaluations.  Show at Home has been in the developmental stage since inception and has no operations to date.  Other than issuing shares to  its  original  shareholders,  Show at Home never commenced any operational activities.  Show at Home may not  be able to negotiate a business combination on terms favorable to Show at Home.

Show at Home has not  established  a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Show at  Home would not consider a business  combination  in  any  form  with  such
business  opportunity.    Accordingly,  Show at Home may enter into a business
combination  with  a  business opportunity  having  no  significant  operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


Show at Home's management lack certain business skills and will be devoting only part-time work hours.

Show  at  Home's Officer and Director is a not professional business analysts.
Lack of experience will be a detriment to Show at Home's efforts. Furthermore, while seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Show at Home. Show at Home's Officer has not entered into written employment agreements with Show at Home and is not expected to do so in the foreseeable future. Show at Home has not obtained key man life insurance of its Officer/Director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of the individual would adversely affect development of Show at Home's business and its likelihood of continuing operations.

                                 [7]

Show at Home may, on occasion, enter into business agreements that have a conflict of interest.

Currently,  Show  at  Home's Officer and Director has no conflict of interest.
However, changes in Officer  and  Director or business agreements entered into
could potentially show conflicts of  interest.   In such instance that Show at
Home's Officer or Director is involved in the  management  of  any  firm  with which Show at Home transacts business.  Show  at Home's board of Director will adopt a resolution which prohibits Show at Home from completing a merger with, or acquisition of, any entity in which management serve as Officer, Director or partners, or in which they or their  family  members own or hold any ownership interest.

Management is not aware of any circumstances under which the policy could   be
changed while current management is in control of Show at Home.

Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Show at Home's business plan.

Section  13 of the Securities Exchange Act of 1934, requires companies falling under Section  13  of  the  Securities Exchange Act of 1934 to provide certain information  about significant  acquisitions,  including  certified  financial statements  for Show at Home acquired, covering one or two years, depending on the relative  size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare such statements may significantly
delay  or  essentially  preclude  consummation  of  an   otherwise   desirable
acquisition by Show at Home.  Acquisition  prospects  that  do not have or are unable to obtain the  required  audited  statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable


Show at Home is at a competitive disadvantage because it lacks any market research or marketing organization.

Show at Home has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Show at Home. Moreover, Show at Home does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Show at Home, there is no assurance Show at Home will be successful in completing any such business combination.

                                  [8]

Show at Home will be limited to the business  opportunities  of  any  company.

Show at Home's proposed operations, even if successful, will in all likelihood result in Show at Home engaging in a business combination with only one business opportunity. Consequently, Show at Home's activities will be limited to those engaged in by the business opportunity which Show at Home merges with or acquires. Show at Home's inability to diversify its activities into a number of areas may subject Show at Home to economic fluctuations within a particular business or industry and therefore increase the risks associated with Show at Home's operations.


Potential determination by the SEC that Show at Home is an investment company could cause material adverse consequences.

Although Show at Home will be regulated under the Securities Exchange Act of 1933, management believes Show at Home will not be regulated under the Investment Company Act of 1940, insofar as Show at Home will not be engaged in the business of investing or trading in securities. In the event Show at Home engages in business combinations that result in Show at Home holding passive investment interests in a number of entities, the Show at Home could be under regulation of the Investment Company Act of 1940. In such event, Show at Home would be required to register as an investment company and could be expected to incur significant registration and compliance costs Show at Home has obtained no formal determination from the Securities and Exchange Commission as to the status of Show at Home under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Show at Home to material adverse consequences.


Any business combination will probably result loss of management and control by Show at Home shareholders.

A business combination involving  the  issuance of Show at Home's common stock will, in all likelihood, result in shareholders of a private company obtaining
a controlling interest in Show at Home.   Any  such  business  combination may
require management of Show at Home to sell or transfer  all  or  a  portion of
Show at Home's common stock held by them, or resign as members of the board of
Director of Show at Home. The resulting change  in  control Show at Home could result in removal of one or more present Officer  and Director of Show at Home and a corresponding reduction in or elimination of their  participation in the future affairs of Show at Home.


Should Show at Home meet its business plan of merging, shareholders in Show at Home will most likely suffer a reduction in percentage share ownership of the newly formed company.

                                  [9]

Show at Home's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Show at Home issuing securities to shareholders of such private company. The issuance of previously authorized and un-issued common stock of Show at Home would result in reduction in percentage of shares owned by present and prospective shareholders of Show at Home and would most likely result in a change in control or management of Show at Home.


Potential acquisition or merger candidates may wish to avoid potential adverse consequences of merging with Show at Home.

Show at Home may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Show at Home.

Such  consequences  may  include,  but  are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering,
loss   of   voting  control  to  public  shareholders  and  the  inability  or unwillingness to comply with various federal and state securities laws enacted for  the  protection  of investors.  These securities laws primarily relate to
provisions  regarding  the  registration  of  securities  that   require  full
disclosure of Show at Home's business, management  and  financial  statements.



Many business decisions made by Show at Home can have major tax consequences and many associated risks.

Federal  and  state  tax  consequences  will,  in  all  likelihood,  be  major considerations  in  any  business  combination  Show  at  Home  may undertake.
Currently, such transactions may be structured so as to result  in  tax - free treatment to  both  companies,  pursuant  to  various  federal  and  state tax
provisions.   Show at Home intends to structure any business combination so as to minimize the  federal  and  state tax consequences to both Show at Home and the target entity; however, there  can  be  no  assurance  that  such business combination will meet the statutory requirements of a tax-free  reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non- qualifying  reorganization  could  result  in  the imposition of both federal  and state taxes that may have an adverse effect on both parties to the transaction.

                                    [10]

The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Show at Home.

Management of Show at Home believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Show at Home, rather than incur the expenses associated with preparing audited financial statements.


Certain Officer, Director, principal shareholders or affiliates may purchase shares, thereby increasing their percentage share.

Certain Officer, Director, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons.
The purchases by these control persons may make it possible for the offering to meet the escrow amount.


Show at Home may not be able to sale enough shares to follow through with the business plan.

The 2,000,000 common shares are to be offered directly by Show at Home, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Show at Home will be able to sell any shares.


Show at Home's offering price is arbitrary and the value of Show at Home securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Show at Home. There can be no assurance that, even if a public trading market develops for Show at Home's securities, the shares will attain market values commensurate with the offering price.


Show at Home shares are to be offered based on a direct participation offering basis.

The  shares  are  offered  by  Show at Home on a direct participation offering basis, and no individual, firm or  corporation  has agreed to purchase or take
down any of the offered shares.   Show  at  Home  cannot and does not make any
statement guaranteeing that shares will be sold.  Provisions have been made to deposit in escrow the funds  received from the purchase of shares sold by Show at Home.

                                  [11]

Show at Home's shares may never actually be traded and therefore purchasers may never be able to resale.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop. Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Show at Home or its competitors, variations in Show at Home's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.


Shares sold in the future may have to comply with Rule 144.

All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Show at Home
(as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.




Show at Home faces uncertainty with regard to the Y2K issue.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect Show at Home's ability to conduct normal business operations. The creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting Show at Home, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                    [12]

Show at Home's Year 2000 plans are based on management's best estimates.

Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on Show at Home's financial condition or results of operations; however, because of the uncertainties in the area, assurance cannot be given in the regard.


Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule  419  requires  that  the  net  offering  proceeds,  after  deduction for underwriting compensation and offering costs, and all securities  to be issued
be deposited into an escrow  or  trust  account   (the  "Deposited  Funds" and
"Deposited Securities,"  respectively) governed by an agreement which contains certain terms and provisions  specified  by  the  rule.  Under  Rule  419, the
Deposited Funds and Deposited Securities will be released to Show at  Home and to investors, respectively, only after the Company has met the following three conditions:

First,  Show  at  Home must execute an agreement for an acquisition(s) meeting certain prescribed  criteria;  second, Show at Home must successfully complete
are  confirmation  offering   which  includes  certain  prescribed  terms  and
conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.


Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Show at Home must first execute an agreement(s) to acquire an acquisition  candidate(s)  meeting  certain  specified criteria. The agreement
must provide for the acquisition of a business(es)  or   assets  valued at not
less than 80% of the maximum offering proceeds,  but   excluding  underwriting
commissions,  underwriting  expenses  and  dealer   allowances payable to non-
affiliates.  Once  the  acquisition agreements meeting the above criteria have
been  executed,    Show  at  Home  must  successfully  complete  the  mandated reconfirmation offering and consummate the acquisitions(s).

                                     [13]

Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Show at Home to update the registration statement of which the prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of the offering; and the use of the funds disbursed from the escrow account. The post - effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post - effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post - effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Show at Home does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed
80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 7 months from the date of the prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

                                   [14]


Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Show at Home and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Show at Home and any other evidence acceptable by the Escrow Agent that Show at Home has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Show at Home has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


Escrowed funds not to be used for salaries or reimbursable expenses.

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Show at Home's behalf by Show at Home's Officer and Director.
Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Show at Home's board of Director, who is an Officer. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination. See
"Risk Factors," "Use Of Proceeds" and "Certain Transactions."



Use of Proceeds.

Following the sale of the 2,000,000 Shares Offered by Show at Home, there will
be net  proceeds of $100,000.   The  net proceeds  are  calculated as $100,000
minus sales commission costs, which are zero.  Net proceeds do not include any legal or accounting fees.  These proceeds will be used to provide start-up and working capital for Show at Home.

The following table sets forth the use of proceeds from the offering (based on the minimum and maximum offering amounts):

                                [15]




Use of Proceeds           Minimum Offering              Maximum Offering
                        Amount          Percent     Amount           Percent

Working Capital         $  20,000       100 %       $100,000         100 %

Total                   $  20,000       100 %       $100,000         100 %

- Working Capital will include items such as accounting and copying  expenses.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Director. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and / or external financing. The net proceeds of the offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Management may advance money to Show at Home or on behalf of Show at Home. There are no set limits to the maximum amount that management will advance or loan to Show at Home. However, the amount is obviously limited by the resources of the Officer and Director. Management anticipates that repayment would come from the acquisition of a target company. Repayment would be expected in the form of cash or stock or a combination of the two. Repayment by the target company would be a criteria, but not the major criteria. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.



Determination of offering price.

The offering price is not based upon Show at Home's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Director of Show at Home and was determined arbitrarily based upon the amount of funds needed by Show at Home to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


Dilution.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of March 31, 2000, the net tangible book value of Show at Home was $3000 or $.001 per Share. Giving effect to the sale by Show at Home of all offered Shares at the public offering price, the pro forma net tangible book value of Show at Home would be $100,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share
to new investors.   Dilution  of  the book value of the Shares may result from future share offerings by Show at Home. The following table illustrates the pro forma per Share dilution:

                                     [16]

                             Assuming Maximum            Assuming Minimum
                               Shares Sold                  Shares Sold
Offering Price (1)             $.05                         $0.05

Net tangible book value per
share before Offering (2)      $.001                        $0.001

Net tangible book value per
Share after offering (3)       $.03                         $0.007

Increase Attributable to purchase
of stock by new investors (4)  $.029                        $0.006

Dilution to new investors (5)  $.02                         $0.043

Percent Dilution to new investors (6)  40%                  86%



(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to the offering into the net tangible book value of Show at Home.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering ( assuming all the Shares are subscribed ), and dividing by the number of common shares outstanding.

                                    [17]

(4) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering ($.001) for an increase of $.02.

(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in the offering ($.05), giving a dilution value of ($.03).

(6) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.


Plan of distribution.

Show at Home will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a direct participation basis. The minimum number of shares sold will be 400,000 shares of common stock. In the event that the minimum numbers of shares are not sold, then all funds will be immediately returned to the purchaser.

The minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold.

The net proceeds to Show at Home will be $100,000, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Show at Home, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").

The public offering price of the shares will be modified, from time to time, by amendment to the prospectus, in accordance with changes in the market price of Show at Home's common stock. These securities are offered by Show at Home subject to prior sale and to approval of certain legal matters by counsel.

The Officer and Director of Show at Home will be offering and selling shares on behalf of Show at Home. President, treasurer, secretary, and director Claudia M. Voelkel will be offering and selling shares on behalf of Show at Home.

In offering the securities on behalf of Show at Home, Ms. Voelkel will be relying on the safe harbor from broker - dealer registration rule set out in Rule 3a4-1.

We have been informed by the Officer and Director, Ms. Voelkel that:

-  She is not subject to statutory disqualification as defined in Section 3(a)
(39) of the Securities Exchange Act of 1934,

                             [18]

- As Officer and Director, Ms. Voelkel is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

- Ms. Voelkel, as Officer and Director, is not an associated person of a broker or dealer.

Additionally, the Officer and Director, Ms. Voelkel, is offering and selling securities in Show at Home meet the conditions of part (a)(4)(iii) where participation will be restricted to:

(A)	Preparing  any  written  communication  or  delivering  such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

(B)	Responding  to  inquiries  of  a  potential  purchaser  in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document;
or

(C)	Performing  ministerial  and  clerical  work  involved  in  effecting  any transaction.


Limited State Registration.

Show at Home anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold.

The  securities  will  be  sold under the Nevada state exemption and therefore
will not be registered even in  Nevada.   The exemption used is Section 90.530
(11).

The Nevada exemption that Show at Home will be relying on states:

Except as otherwise provided in the subsection, a transaction pursuant to offer to sell securities of an issuer if:

                                   [19]

a)	The  transaction  is  part  of  an issue in which there are no more than 25 purchasers in the state, other than  those designated in subsection 10, during any 12 consecutive months;

b)	No general solicitation or  general  advertising is used in connection with the offer to sell or sale of the securities;

c)	No  commission  or other similar compensation is paid or given, directly or indirectly, to a person,  other  than a broker-dealer licensed or not required to be purchased under the chapter,  for soliciting  a prospective purchaser in the state; and

d)	One of the following conditions is satisfied:

1)	The seller reasonably believes that all the  purchasers in her state, other than  those  designated  in  subsection  10, are purchasing for investment; or

2)	Immediately  before  an  immediately  after  the  transaction,  the  issuer reasonably believes that the securities of the issuer are held by 50 or  fewer beneficial owners, other than those  designated  in  subsection  10,  and  the transaction is part  of  an  aggregate  offering that does not exceed $500,000 during any 12 consecutive months.

The administrator by rule or order as to a security or transaction or a type of security or transaction, may withdraw or further condition the exemption set forth in the subsection or waive one or more of the conditions of the exemption.

Show at Home, Inc. does not make any guarantee that shares will be sold. Even if shares are sold, the amount raised must meet the minimum offering levels set in the filing. Should the minimum offering levels not be met, all proceeds will be returned.



Opportunity To Make Inquires.

Show at Home will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Show at Home concerning any aspect of the investment and to obtain any additional information contained in the Memorandum, to the extent that Show at Home possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Show at Home a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and her ability to evaluate and bear the risk of an investment in the Company.

                                  [20]

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Show at Home, such a subscriber will be, a shareholder in Show at Home and will be otherwise bound by the articles of incorporation and the bylaws of Show at Home in the form attached to the Prospectus.


Promptly, upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Show at Home. Show at Home may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of the Prospectus (such as failure to follow the proper subscription procedure ), insufficient documentation, over subscription to Show at Home, or such other reasons other as Show at Home determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned - receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings

Show at Home is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Show at Home has been threatened.

Director, Executive Officer, Promoters, and Control Persons

The names, ages, and respective positions of the Director, Officer, and significant employees of the Company are set forth below. All these persons have held their positions since February 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There are no other persons who can be classified as a promoter or controlling person of Show at Home.


Claudia M. Voelkel. Age 40.


Ms. Voelkel has not been involved in legal proceedings that would impair her ability to perform her duties as Officer and Director.

Currently, Ms. Voelkel is not involved in any other blank check entities, nor has Ms. Voelkel had any previous experience with blank check entities.

                                     [21]

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of her Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Show at Home to own beneficially, more than 5% of Show at Home's Common Stock, and the name and share holdings of each officer and director and all Officer and Director as a group.


Title of Class     Name of Beneficial      Amount and Nature       Percent
                   Owner (1)                of  Beneficial        Of Class
                                              Owner(2)
Common Stock       Claudia M. Voelkel             3,000,000        100%


None of the Officer, Director or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholders are as follows:

9612 Van Nuys Blvd., Suite 108  Panorama City, CA 91402

President, secretary, treasurer, and director Claudia M. Voelkel

Ms. Voelkel has sole voting and investment power.



Description of securities.

General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Director of the Company; (b) are entitled to share ratably in all of the assets of Show at Home available for distribution upon winding up of the affairs of Show at Home; ( c ) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: ( a ) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Show at Home, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to their Form SB-2. As of the date of the Form SB-2, Show at Home has 3,000,000 Shares of common stock outstanding.

                                  [22]

Non-cumulative voting.

The holders of Shares of Common Stock of Show at Home do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of Director, can elect all of the Director to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's Directors.


Dividends.

Show at Home does not currently intend to pay cash dividends. Show at Home's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Director deems such distributions appropriate. Because Show at Home does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the neither shares, nor can there be any guarantees of the success of Show at Home.

A distribution of revenues will be made only when, in the judgment of Show at Home's Board of Director, it is in the best interest of Show at Home's stockholders to do so. The Board of Director will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Show at Home's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of the Offering, Show at Home's authorized but unissued capital stock will consist of 20,000,000 shares ( assuming the entire offering is sold ) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Director to render more difficult or to discourage an attempt to obtain control of Show at Home by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Show at Home's management.

                          [23]

If, in the due exercise of its fiduciary obligations, for example, the Board of Director were to determine that a takeover proposal was not in Show at Home's best interests, such shares could be issued by the Board of Director without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Director, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent
Show at Home intends to engage the services of Pacific Stock Transfer Company,
P.O. Box 93385 Las Vegas, Nevada 89193   (702) 361-3033    Fax (702) 732-7890.


Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


Disclosure of commission position on indemnification for securities acts liabilities.

No director of Show at Home will have personal liability to Show at Home or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

                                [24]

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Show at Home or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, ( iii ) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the Director, Officer, and employees of Show at Home in most cases for any liability suffered by them or arising out of their activities as Director, Officer, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of her or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Director approves such
settlement  and   reimbursement  as  being  for  the  best  interests  of  the
Corporation.   The  Bylaws,  therefore, limit the liability of Director to the maximum extent permitted by Nevada law (Section 78.751).

The Officer and Director of Show at Home are accountable to Show at Home as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Show at Home. In the event that a shareholder believes the Officer and/or Director have violated their fiduciary duties to Show at Home, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Show at Home in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.


The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Director, Officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Organization within last five years.

The names of the promoters of the registrant are the Officer and Director as disclosed elsewhere in the Form SB-2/A. None of the promoters have received anything of value from the registrant.


Description of Business.

1.  Company/Business Summary.

Show at Home, Inc. was incorporated on February 24th, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Show at Home never commenced any operational activities.

Shawn F. Hackman, the initial director, for the purpose of creating a corporation that could be used to consummate a merger or acquisition, formed show at Home. Mr. Hackman is an associate attorney with the firm of Shawn F. Hackman, a P.C. Mr. Hackman approached by Ms. Voelkel for her services in incorporating and administrating an SB - 2 filing for Show at Home, Inc. Mr. Hackman, nor anyone associated with Shawn F. Hackman, a P.C. hold a position with Show at Home, Inc. and have no involvement with the day to day activities of Show at Home, Inc.

                                  [25]

Mr. Hackman is neither the promoter nor the founder of Show at Home, Inc. Mr. Hackman simply provided the administrative assistance to file for incorporation with the State of Nevada.

Immediately upon incorporation, Claudia M. Voelkel replaced Mr. Hackman. Ms. Voelkel serves as President, secretary, treasurer, and director. Ms. Voelkel determined next to proceed with filing a Form SB-2.

Ms. Voelkel, the President and Director, elected to commence implementation of Show at Home's principal business purpose, described below under "Item 2, Plan of Operation". As such, Show at Home can be defined as a "shell" company, whose sole purpose at the time is to locate and consummate a merger or acquisition with a private entity.

The  proposed  business activities described herein classify Show at Home as a
"blank  check"   company.   Many  states  have  enacted  statutes,  rules  and
regulations  limiting  the  sale  of  securities of "blank check" companies in
their respective  jurisdictions.   Management does not intend to undertake any
efforts to cause a market to develop in the Company's securities until such time as Show at Home has successfully implemented its business plan described herein. Accordingly, each shareholder of Show at Home has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell her /her respective shares of the Company's common stock until such time as Show at Home has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Show at Home's securities until a merger or acquisition has been consummated, each shareholder has agreed to place her/her respective stock certificate with Show at Home's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.

However, while management believes that the procedures established to preclude any sale of Show at Home's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.


Item 2.  Plan of Operation.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business that generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Show at Home's Officer, Director, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Show at Home and such other company as of the date of the registration statement.

While Show at Home will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Director does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's two Officer have agreed to allocate a portion of their time to the activities of the Registrant,
without compensation.   Management  anticipates  that  each  officer  devoting
approximately 10 hours per month to the business affairs of Show at Home can implement the business plan of Show at Home and, consequently, conflicts of interest may arise with respect to the limited time commitment by such Officer. See "Item 5. Director, Executive Officer, Promoters, and Control Persons."

Show at Home is filing the registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

The Articles of Incorporation of Show at Home provides that Show at Home may indemnify Officer and/or Director of Show at Home for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Show at Home could be used or attached to satisfy any liabilities subject to such indemnification. See "Item 12, Indemnification of Director and Officer."


General Business Plan.

Show at Home's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Show at Home will not restrict its search to any specific business, industry, or geographical location and Show at Home may participate in a business venture of virtually any kind or nature.

The discussion of the proposed business is purposefully general and is not meant to be restrictive of Show at Home's virtually unlimited discretion to
search for  and  enter  into  potential  business  opportunities.   Management
anticipates that it will be able to participate in only one potential business venture because Show at Home has nominal assets and limited financial resources. See Item F / S, "Financial Statements." The lack of diversification should be considered a substantial risk to shareholders of Show at Home because it will not permit Show at Home to offset potential losses from one venture against gains from another.

                                  [27]

Show at Home may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Show at Home may acquire assets and establish wholly - owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method Show at Home will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies that are looking to merge with a public shell.

Show at Home anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Show at Home has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets.
However,   management  believes  Show  at Home will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

                               [28]

Nevertheless, the Officer and Director of Show at Home have not conducted market research and are not aware of statistical data which would support the perceived benefitsof a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Officer and Director of Show at Home, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Show at Home's Officer, or by the Company's shareholders.

In analyzing prospective business opportunities, management will consider such matters as:


-      The available technical, financial and managerial resources,
-      Working capital and other financial requirements,
-      History of operations, if any,
-      Prospects for the future,
-      Nature of present and expected competition;,
- The quality and experience of management services which may be available and the depth of that management,
-      The potential for further research, development, or exploration,
- Specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Show at Home;
-      The potential for growth or expansion; the potential for profit;
- The perceived public, recognition or acceptance of products, services, or trades;
-      Name identification; and other relevant factors.


Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Show at Home intends to utilize written reports and personal investigation to evaluate the above factors. Show at Home will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Show at Home, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of Show at Home's shareholders, in accomplishing the business purposes of Show at Home. It is not anticipated that any outside consultants or advisors will be utilized by Show at Home to effectuate its business purposes described herein.

However, if Show at Home does retain such an outside consultant or advisor,any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as Show at Home has no cash assets with which to pay such obligation. There have been no discussions; understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Show at Home will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at the time the status of any business in which Show at Home may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Show at Home may offer.

However, Show at Home does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Show at Home has successfully consummated such a merger or acquisition. Show at Home also has no plans to conduct any offerings under Regulation S.

                                [29]

Ms. Voelkel may advance money to Show at Home or on behalf of Show at Home. There are no set limits to the maximum amount that Ms. Voelkel will advance or loan to Show at Home. However, the amount is obviously limited by the resources of Ms. Voelkel. Ms. Voelkel anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Show at Home may become a party to a merger, consolidation, reorganization, joint venture,
or licensing  agreement  with  another  corporation or  entity.   It  may also
acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of Show at Home will no longer be in control of Show at Home. In addition, the Company's Director may, as part of the terms of the acquisition transaction, resign and be replaced by new Director without a vote of Show at Home's shareholders.

It is anticipated that Show at Home's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by Officer and/or Director of Show at Home will be also afforded to all other shareholders of the Company on similar terms and conditions.

The policy set forth in the preceding sentence is based on an Understanding between the two members of management, and these two persons are not aware of any circumstances under which the policy would change while they are still Officer and Director of Show at Home. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

                             [30]

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal
and state securities laws.   In  some  circumstances, however, as a negotiated
element of its transaction, Show at Home may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Show at Home has successfully consummated a merger or acquisition and the Company is no longer considered "shell" company. Until such time as this occurs, Show at Home will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Show at Home's securities may have a depressive effect on the value of Show at Home's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Show at Home may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Show at Home which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Show at Home's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Show at Home acquires a target company with substantial assets. Any merger or acquisition effected by Show at Home can be expected to have a significant dilutive effect on the percentage of shares held by Show at Home's then shareholders.

Show at Home will participate in a business opportunity only after the negotiation and execution of appropriate written agreements.

Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto.

Also, they will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Show at Home's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

                               [31]

As stated here - in - above, Show at Home will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Show at Home is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Show at Home to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Show at Home's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Show at Home's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Show at Home.

Show at Home's Officer and shareholders have verbally agreed that they will advance to Show at Home any additional funds which Show at Home needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Show at Home. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Show at Home acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money that such persons will advance to Show at Home. Show at Home will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Show at Home will not borrow any funds to make any payments to Show at Home's promoters, management or their affiliates or associates.

The Board of Director has passed a resolution which prohibits Show at Home from completing an acquisition or merger with any entity in which any of Show at Home's Officer, Director, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which the policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non - management management of the Company's affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re - elect the current Director, however, it is expected that they will do so based on the existing friendship among such persons.

                               [32]

Competition.

Show at Home will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Show at Home. In view of the Company's combined extremely limited financial resources and limited management availability, Show at Home will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Year 2000 compliance.

Show at Home is aware of the issues associated with the programming code in existing computer systems through the year 2000. Show at Home has assessed these issues as they relate to Show at Home, and since Show at Home currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in the SB/2A.


Description of property.

Show at Home has retained Shawn F. Hackman, a P.C., as a resident agent. The address is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102. Shawn F. Hackman, a P.C. has no involvement with the day to day activities of Show at Home. A copy of the resident agent agreement is attached.

Show at Home currently owns no property. President Claudia M. Voelkel shall provide the space for Show at Home's meetings at.

Shawn F. Hackman, a P.C. does provide as address as resident agent for the following blank check companies: Blimah, Inc., Show at Home, Inc., Harbor Group. Net, Inc., Y2Komp. com, Modern. com, Ability.com, and Computech.com. However, Shawn F. Hackman, a P.C., nor any of its employees are an officer or director of these blank check companies and have no connection with the day-to -day activities of them.

Additionally, Shawn F. Hackman, a P. C. does provide an address as resident agent and office space for the following blank check companies: Silver Stream, Inc., Western Sky, Inc., Horizon Prime, Inc., and Red Bluff, Inc. Shawn F. Hackman is an officer and director with these blank check companies. However, these blank check companies have no relation to Show at Home, Inc.


Certain relationships and related transactions.

There are no relationships, transactions, or a proposed transaction to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

                              [33]

Shawn F. Hackman, Esq., Show at Home's resident agent, incorporated Show at Home in an administrative capacity. Mr. Hackman currently holds no position in Show at Home.


Market for common equity and related stockholder matters.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.


Executive compensation.

(a) No officer or director of Show at Home is receiving any remuneration at the time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to Officer, Director, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan that presently exists.

Financial Statements.

                                   [34]



Show at Home, Inc.
(A Development Stage Company)
Financial Statements
April 4, 2000


Table of Contents                            Page #

Independent Auditors Report                       36
Assets                                            37
Liabilities and Stockholders' Equity              37
Statement of Operations                           38
Statement of Stockholders' Equity                 39
Statement of Cash Flows                           40
Notes to Financial Statements                     41-44

                                  [35]

Independent Auditors' Report


Board of Directors
Show at Home, Inc.
Las Vegas, NV
April 5, 2000

I have audited the accompanying Balance Sheets of Show at Home, Inc. (A Development Stage Company), as of April 4, 2000, and the related statements of operations, stockholders' equity and cash flows for the period of February 24, 2000 ( inception ), to April 4, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all
material  respects,   the  financial  position  of  Show  at  Home,  Inc.  ( A
Development Stage Company ), as of April 4, 2000, and the results of its operations and cash flows for the period February 24 ,2000 (inception), to April 4, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Managment's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                                   [36]

Show at Home, Inc.
(A Development Stage Company)
April 4, 2000

Balance Sheet

Assets
Current Assets                        $0
   Total Current Assets               $0

Other Assets                          $0
   Total Other Assets                 $0

TOTAL ASSETS                          $0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                   $0

   Total Current Liabilities          $0

STOCKHOLDERS' EQUITY (NOTE #4)

   Common stock
   Par value $0.001
   Authorized 25,000,000 shares
   Issued and outstanding at
   April 4, 2000
   3,000,000                          $3,000

   Additional Paid-In Capital          0

   Deficit accumulated during
   The Development stage              -3,000

TOTAL STOCKHOLDERS' EQUITY            $ 0
                                      --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  $0
                                      --------

The accompanying notes are an integral part of these financial statements.

                                   [37]

Show at Home, Inc.
(A Development Stage Company)
February 24, 2000 (Inception), to April 4, 2000

Statement of Operations
INCOME
  Revenue                 $0

EXPENSES
  General and
  Administrative          $3000
                          -----
TOTAL EXPENSES            $3000

NET PROFIT/LOSS (-)       $-3000

Net profit/loss (-)
per weighted share
(Note #1)                 $-0.0010
                          --------

Weighted average
number of common
shares outstanding        3,000,000
                          ---------

The accompanying notes are an intergal part of these financial statements.

                                [38]

Show at Home, INC.
(A DEVELOPMENT STAGE COMPANY)
February 24, 2000 (INCEPTION), TO APRIL 4, 2000


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                               Additional       Accumu-
                          Common     Stock     paid-in          lated
                          Shares     Amount    Capital          Deficit
                          ------     ------    -----------      --------

February 24, 2000
Issued for Service        3,000,000  $3,000    $  0

Net loss February 24,
2000 (inception) to
April 4, 2000                                                  -3,000
                           ------    ------    -----------      --------
Balance,
April 4, 2000             3,000,000  $3,000    $  0            -3,000
                          =========  ======    ===========     ==========


The accompanying notes are an intergal part of these financial statements.

                                 [39]

Show at Home, Inc.
(A Development Stage Company)
February 24, 2000 (Inception), to April 4, 2000


Statement of Cash Flows

Cash Flows from
Operating Activities               $-3,000

   Net Loss

   Adjustment to
   Reconcile net loss
   To net cash provided
   by operating
   Activities
   Issue Common Stock
   For Services                    +3,000

Changes in assets and
Liabilities                         0
                                   --------

Net cash used in
Operating activities                0

Cash Flows from
Investing Activities                0

Cash Flows from
Financing Activities                0
                                   --------
 Net Increase (decrease)            0

Cash,
Beginning period                    0
                                   --------
Cash, End of period                $0


The Accompanying notes are an intergral part of these financial statements.

                                  [40]


Show at Home, Inc.
(A Development Stage Company)

Notes to Financial Statements

April 4, 2000

Note -1-  History and organization of the Company

The company was organized February 24, 2000, under the laws of the State of Neveda, as Show at Home, Inc. The company currently has no operations and in accordance with SFAS #7, is considered a development company.

Note -2- Summary of Significant Accounting Policies

   Accounting Method
   -----------------

   The Company records income and expenses on the accrual method.

   Estimates
   ---------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and equivalents
   --------------------

   The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statments of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of April 4, 2000.

                            [41]

   Income Taxes
   ------------

   Income taxes are provided for using the liabiltiy method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
   # 109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

   Reporting on Costs of Start-Up Activities
   -----------------------------------------

   Statement of Postiiton 98-5 ("SOP 98-5"), "Reporting the Costs of Start Up Activities" which provides the guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurrd. SOP 98-5 is effective for fiscal years befinning after December 15, 1998. With the adoption, of SOP 98-5, there has been little or no effectd on the company's financial statements.

   Loss Per Share
   --------------

   Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS # 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of April 4, 2000, the Company had no dilative common stock equivalents such as stock options.

   Year End
   --------

   The company has selected December 31st as its fiscal year-end.

                                [42]

   Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction
   -----------------------------------------------------------------------

   The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


Note -3- Income Taxs

   There is no provision for income taxes for the period ended April 4, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of April 4, 2000 is as follows:

         Net operation loss carry forward    $0
         Valuation allowance                 $0

         Net deferred tax asset              $0


Note -4- Stockholders' Equity

   Common Stock
   ------------

   The authorized common stock of the corporation consists of 25,000,000 shares with a par value $0.001 per share.


   Preferred Stock
   ---------------

   The corporation has no preferred stock.

   On February 24, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.

                              [43]

Note -5- Going Concern

   The Company's financial statements adre prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


Note -6- Related Party Transactions

   The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statemetns and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note -7- Warrants and Options

   There are no warrants or options outstanding to acquire any additional shares of common stock.



To Whom It May Concern:                       April 5, 2000

The Firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of April 5, 2000, on the Financial Statements of Show at Home, Inc. as of April 4, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


--------------------
Barry L. Friedman
Certified Public Accountant


                               [44]


Part II.  Information not required in prospectus.

Indemnification of Officer and Director.

Information on the item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.

Information on the item is set forth in the Prospectus under the heading "Use of Proceeds."


Recent sales of unregistered securities.

On February 24th, 2000, 3,000,000 shares were issued to Claudia M. Voelkel under Rule 4(2).

Ms. Voelkel is an accredited holder of securities because she is an officer and director.


Exhibits.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    [45]

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post- effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to Director, Officer and controlling persons of the small Business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public
policy as  expressed  in  the  Act  and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                [46]

EXHIBIT LIST



3.1	         Articles of Incorporation
3.2	         By-Laws
27.2	        Lock-up agreement

                                   [47]




                                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada.

Show At Home, Inc.

By: /s/
Claudia M. Volker
President.


